As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DRESSER-RAND GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1780492 (I.R.S. Employer Identification No.)

1200 W. Sam Houston Parkway N. Houston, Texas (Address of Principal Executive Offices)	77043 (Zip Code)
Dresser-Rand Group Inc. 2008 Stock Incentive Plan
(Full Title of the Plan)
Mark F. Mai
Vice President, General Counsel and Secretary
Dresser-Rand Group Inc.
1200 W. Sam Houston Parkway N.
Houston, Texas 77043
(Name and Address of Agent For Service)
(713) 467-2221
(Telephone Number, Including Area Code, of Agent For Service)
With a copy to:
Michael Collins, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306
(202) 955-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Amount of
Title of Each Class of		Proposed Maximum	Proposed Maximum	Registration
Securities to be	Amount to be	Offering Price	Aggregate	Statement
Registered	Registered(1)	Per Share	Offering Price	Fee(2)
Common Stock, par value $0.01 per share	6,000,000 shares	$38.96 (2)	$233,760,000 (2)	$9,187	(2)(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement will also be deemed to cover the additional Common Stock that may be offered or issued in respect to the Common Stock identified in the table above to prevent dilution resulting from any stock split, stock dividend, or similar transaction.

(2)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Common Stock being registered hereby on the New York Stock Exchange on May 9, 2008, which was $38.96.

(3)	The Registrant previously registered on a Form S-8 registration statement (File No. 333-128159) filed with the Securities and Exchange Commission on September 7, 2005, 2,160,664 shares for the Dresser-Rand Group Inc. 2005 Stock Incentive Plan and Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan (the “Prior Plans”) for issuance pursuant to such Prior Plans. The Registrant is concurrently filing a post-effective amendment to deregister such shares from the Form S-8 registration statement filed with respect to such Prior Plans, and accordingly, pursuant to Instruction E of Form S-8 and Interpretation 89 under Section G of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997, the associated registration fee ($5,526) previously paid on those shares under that prior registration statement is hereby carried forward to cover part of the applicable registration fee under this Registration Statement.

INTRODUCTION
          This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Dresser-Rand Group Inc., a Delaware corporation (the “Registrant”), relating to 6,000,000 of its shares of common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible non-employee directors, employees, and service providers of the Registrant and its subsidiaries or affiliates under the Registrant’s 2008 Stock Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated in this Registration Statement by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 26, 2008;
(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on April 29, 2008;
(3)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2008; and
(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on November 8, 2006 (File No. 333-138520).
         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s Exchange Act file number with the Commission is 001-32586.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation’s action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) provides that the Registrant shall indemnify any director or officer is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or serving such capacity in another corporation at the request of the Registrant, in each case to the fullest extent permitted by Section 145 of the DGCL.
          The Registrant’s Amended and Restated By-Laws (the “Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant.
          Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to the corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except for (i) a breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (iv) for any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, the Charter provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except in the situations described in clauses (i)-(iv) above.
          In addition, the Registrant currently maintains insurance on behalf of its directors and executive officers insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status. Such insurance would be available to the Company’s directors and officers in accordance with its terms.
Item 7. Exemption from Registration Claimed.
               Not applicable.

Item 8. Exhibits.
          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of Dresser-Rand Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A, filed July 18, 2005, File No. 333-124963).

4.2*	Amended and Restated By-Laws of Dresser-Rand Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 16, 2007, File No. 001-32586).

4.3*	Form of certificate of Dresser-Rand Group Inc. common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, filed July 18, 2005, File No. 333-124963).

4.4	Dresser-Rand Group Inc. 2008 Stock Incentive Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference

Item 9. Undertakings.
          (1) The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of May, 2008.

DRESSER-RAND GROUP INC.
By:	/s/ Vincent R. Volpe Jr.
Vincent R. Volpe Jr.
President, Chief Executive Officer and Director

     Each of the undersigned, being a director or officer of Dresser-Rand Group Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Lonnie A. Arnett and Mark F. Mai, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of his substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Vincent R. Volpe Jr. Vincent R. Volpe Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2008

/s/ Mark E. Baldwin Mark E. Baldwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2008

/s/ Lonnie A. Arnett Lonnie A. Arnett	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2008

/s/ William E. Macaulay William E. Macaulay	Chairman of the Board of Directors	May 13, 2008

/s/ Rita V. Foley Rita V. Foley	Director	May 13, 2008

/s/ Joseph C. Winkler Joseph C. Winkler	Director	May 13, 2008

/s/ Michael L. Underwood Michael L. Underwood	Director	May 13, 2008

/s/ Philip R. Roth Philip R. Roth	Director	May 13, 2008

/s/ Louis A. Raspino Louis A. Raspino	Director	May 13, 2008

/s/ Jean-Paul Vettier Jean-Paul Vettier	Director	May 13, 2008

EXHIBIT INDEX
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of Dresser-Rand Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A, filed July 18, 2005, File No. 333-124963).

4.2*	Amended and Restated By-Laws of Dresser-Rand Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 16, 2007, File No. 001-32586).

4.3*	Form of certificate of Dresser-Rand Group Inc. common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, filed July 18, 2005, File No. 333-124963).

4.4	Dresser-Rand Group Inc. 2008 Stock Incentive Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference